Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-1

Park Ha Biological Technology Co., Ltd.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees Previously Paid	Equity	Units consisting of: (i) Class A Ordinary Shares, and (ii) Warrants to purchase Class A Ordinary Shares	(1)	457(o)		$	$2,800,000.00	0.0001381	$386.68
Fees Previously Paid	Equity	Class A Ordinary Shares, issuable upon the exercise of the Warrants included in the Units	(2)	457(o)		$	$0.00	0.0001381	$0.00

Total Offering Amounts:							$2,800,000.00		386.68
Total Fees Previously Paid:									1,384.02
Total Fee Offsets:									0.00
Net Fee Due:									$0.00

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Offering Note(s)

(1)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(o) under the Securities Act of 1933 (the “Securities Act”).

Pursuant to Rule 416 under the Securities Act, the securities registered hereby also include an indeterminate number of additional securities as may from time to time become issuable by reason of share splits, share dividends, recapitalizations, or other similar transactions.

The proposed maximum aggregate offering price of the Ordinary Shares and Warrants (including the Ordinary Shares issuable upon exercise of the Warrants), if any, is $2,800,000.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(o) under the Securities Act of 1933 (the “Securities Act”).

Pursuant to Rule 416 under the Securities Act, the securities registered hereby also include an indeterminate number of additional securities as may from time to time become issuable by reason of share splits, share dividends, recapitalizations, or other similar transactions.

The proposed maximum aggregate offering price of the Class A Ordinary Shares and Warrants (including the Class A Ordinary Shares issuable upon exercise of the Warrants), if any, is $2,800,000.

Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(o) under the Securities Act of 1933 (the “Securities Act”).